Exhibit 10.1

SECOND AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of the 26th day of March, 2012, by and between CROWN CRAFTS, INC., a Delaware corporation (“Employer”), and NANCI FREEMAN, an individual resident of the State of California (“Employee”).

W I T N E S S E T H:

WHEREAS, Employer and Employee have entered into that certain Amended and Restated Employment Agreement dated as of April 20, 2004, as amended by that certain First Amendment to Amended and Restated Employment Agreement by and between Employer and Employee dated as of November 6, 2008 (as so amended, the “Agreement”);

WHEREAS, Employer and Employee wish to amend the Agreement as provided herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the same meanings given to such terms in the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

1.           Amendment to Agreement.  Section 10.5 of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, if this Agreement is terminated pursuant to either of the immediately preceding clauses (i) or (ii), then Employee shall receive the product of two (2) multiplied by the sum she would have received under Section 13.2 hereof following a Change in Control, payable as provided therein.”

2.           Miscellaneous.

(a)           Choice of Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(b)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(c)           Severability.  If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.

(d)           Existing Terms.  The existing terms and conditions of the Agreement shall remain in full force and effect except as such terms and conditions are specifically amended by, or conflict with, the terms of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be executed by the undersigned thereunto duly authorized, as of the date first written above.

CROWN CRAFTS, INC.

By:	/s/ E. Randall Chestnut
E. Randall Chestnut, Chairman,
President and Chief Executive Officer

/s/ Nanci Freeman
NANCI FREEMAN